Exhibit 99.1

INDEX TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2010 AND 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
Sunite Right Banner Shengyuan Oil and Gas Technology Development Company Limited

We have audited the accompanying balance sheets of Sunite Right Banner Shengyuan Oil and Gas Technology Development Company Limited (the “Company”) as of December 31, 2010 and 2009, and the related statements of operations and comprehensive income (loss), shareholders’ equity, and cash flows for the year/period ended December 31, 2010 and 2009.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and 2009 and the results of its operations and cash flows for the year/period then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Baker Tilly Hong Kong Limited

Baker Tilly Hong Kong Limited
Certified Public Accountants
Hong Kong SAR
Date: April 26, 2011

SUNITE RIGHT BANNER SHENGYUAN OIL AND GAS TECHNOLOGY DEVELOPMENT CO., LTD.
BALANCE SHEETS

		As of December 31,
		2010	2009

ASSETS
CURRENT ASSETS
Cash and cash equivalents		$768	$295
Other receivables		-	262,100

		768	262,395
Property, plant and equipment
-	Proved oil properties	3,348,594	-
-	Unproved oil properties	8,035,144	5,303
-	Fixed assets	25,098	32,801

TOTAL ASSETS		$11,409,604	$300,499

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable		$308,798	$-
Accruals and other payables		92,000	16,751
Amount due to a shareholder		10,416,444	-

		10,817,242	16,751
NON-CURRENT LIABILITIES
Deferred tax liabilities		103,192	-

TOTAL LIABILITIES		10,920,434	16,751

SHAREHOLDERS' EQUITY
Paid-up capital		439,142	439,142
Accumulated other comprehensive income		14,015	250
Retained earnings (deficits)		36,013	(155,644)

		489,170	283,748

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY		$11,409,604	$300,499

The accompanying notes are an integral part of these financial statements

SUNITE RIGHT BANNER SHENGYUAN OIL AND GAS TECHNOLOGY DEVELOPMENT CO., LTD.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

		Period from
		July 15, 2009
	Year ended	(date of establishment)
	December 31, 2010	to December 31, 2009

REVENUE
Sales of crude oil	$485,474	$-

COST OF REVENUE
Crude oil extraction costs	5,459	-
Depreciation, depletion and amortization of oil properties	61,015	-
Government oil surcharge	60,392	-
Total cost of revenue	126,866	-

GROSS PROFIT	358,608	-

OPERATING EXPENSES
Selling, distribution and administrative expenses	57,601	152,656
Depreciation of fixed assets	8,563	2,988
Total operating expenses	66,164	155,644

INCOME (LOSS) BEFORE INCOME TAXES	292,444	(155,644)

Income tax expenses	(100,787)	-

NET INCOME (LOSS)	191,657	(155,644)

OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	13,765	250

COMPREHENSIVE INCOME (LOSS)	$205,422	$(155,394)

The accompanying notes are an integral part of these financial statements

SUNITE RIGHT BANNER SHENGYUAN OIL AND GAS TECHNOLOGY DEVELOPMENT CO., LTD.
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

		Accumulated
		other
		comprehensive	Retained
	Paid-in capital	income	earnings (deficits)	Total

Investment by equity owner upon establishment	$439,142	$-	$-	$439,142
Total comprehensive loss	-	250	(155,644)	(155,394)

As of December 31, 2009	439,142	250	(155,644)	283,748
Total comprehensive income	-	13,765	191,657	205,422

As of December 31, 2010	$439,142	$14,015	$36,013	$489,170

The accompanying notes are an integral part of these financial statements

SUNITE RIGHT BANNER SHENGYUAN OIL AND GAS TECHNOLOGY DEVELOPMENT CO., LTD.
STATEMENTS OF CASH FLOWS

		Period from
		July 15, 2009
	Year ended	(date of establishment)
	December 31, 2010	to December 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$191,657	$(155,644)
Adjusted to reconcile net income (loss) to cash provided by
operating activities:
Depreciation of fixed assets	8,563	2,988
Depreciation, depletion and amortization of oil properties	61,015	-

Changes in operating assets and liabilities
(Increase) decrease in:
Other receivables	262,100	(262,100)
Increase (decrease) in:
Accounts payable	308,798	-
Accruals and other payables	75,249	16,751
Deferred tax liabilities	103,192	-

Net cash provided by (used in) operating activities	1,010,574	(398,005)

CASH FLOWS FROM INVESTING ACTIVITIES
Addition to fixed assets	-	(35,756)
Addition to oil properties	(11,440,943)	(5,303)

Net cash used in investing activities	(11,440,943)	(41,059)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from shareholders upon establishment	-	439,142
Advances from a shareholder	10,416,444	-

Net cash generated from financing activities	10,416,444	439,142

EFFECT OF EXCHANGE RATE ON CASH	14,398	217

NET INCREASE IN CASH AND CASH EQUIVALENTS	473	295

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR/ PERIOD	295	-

CASH AND CASH EQUIVALENTS AT END OF YEAR/ PERIOD	$768	$295

The accompanying notes are an integral part of these financial statements

1.      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Sunite  Right  Banner  Shengyuan  Oil  and  Gas  Technology  Development  Co.,  Ltd.  (the “Company”) is  a  limited  liability  company  duly incorporated in Sunite Right Banner, Inner Mongolia, the People Republic of China (“PRC”) under the laws and regulations of the PRC. Its registered capital is RMB3,000,000, and its registered address is A’er Shan Street at Xilin Road, Saihan Tala Town, Sunite Right Banner.

Use of estimates

The preparation of the financial statements for the Company in conformity with generally accepted accounting principles in the United States (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

The Company’s financial statements are based on a number of significant estimates, including oil reserve quantities which are the basis for the calculation of depreciation, depletion and amortization of oil properties, timing and costs associated with its retirement obligations and impairments to unproved and proved oil properties.

Fixed assets

Fixed assets are stated at cost, less accumulated depreciation.  Expenditures for additions, major renewals and betterments are capitalized and expenditures for maintenance and repairs are expensed as incurred.

Depreciation is provided on a straight-line basis, less estimated residual values over the assets’ estimated useful lives. The estimated useful lives are as follows:

Furniture, fixtures and equipment	4 Years
Motor vehicles	4 Years

Fair value of financial instruments

The Company has adopted a three-level valuation hierarchy for disclosures of fair value measurement in order to enhance disclosures related to fair value measures of financial instruments. The three levels are defined as follow:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair value of financial instruments (continued)

The financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels. As of December 31, 2010 and 2009, the Company had no level 2 or level 3 assets or liabilities.

The carrying values of cash and cash equivalents, other receivables, accounts and other payables, and amount due to a shareholder approximate their fair values due to the short maturities of these instruments.

Oil properties

The Company uses the full cost method of accounting for oil properties.  As the Company currently maintains oil operations in only one country (the PRC), the Company has only one cost center.  All costs incurred in the acquisition, exploration, and development of properties (including costs of surrendered and abandoned leaseholds, delay lease rentals, dry holes and overhead related to exploration and development activities) and the fair value of estimated future costs of site restoration, dismantlement, and abandonment activities are capitalized.

Investments in unproved properties, including capitalized interest costs, are not depleted pending determination of the existence of proved reserves.  Unproved reserves are assessed periodically to ascertain whether impairment has occurred.  Unproved properties whose costs are individually significant are assessed individually by considering the primary lease terms of the properties, the holding periods of the properties, and geographic and geologic data obtained relating to the properties.  Where it is not practicable to assess individually the amount of impairment of properties for which costs are not individually significant, such properties are grouped for purposes of assessing impairment.  The amount of impairment assessed is added to the costs to be amortized, or is reported as a period expense, as appropriate.  As of December 31, 2010 and 2009, the Company had unproved oil properties of $8,035,144 and $5,303.

Under the full cost method of accounting, a ceiling test is performed each quarter. The full cost ceiling test is an impairment test to determine a limit, or ceiling, on the book value of oil properties. That limit is basically the after tax present value of the future net cash flows from proved crude oil reserves, excluding future cash outflows associated with settling asset retirement obligations that have been accrued on the balance sheet; using an average price over the prior 12-month period held flat for the life of production plus the lower of cost or fair market value of unproved properties. If net capitalized costs of crude oil properties exceed the ceiling limit, we must charge the amount of the excess to earnings as an expense reflected in additional accumulated depreciation, depletion and amortization. This is called a “ceiling limitation write-down.”   No impairment loss was recognized for the year/period ended December 31, 2010 and 2009. Gain or loss is not recognized on the sale of oil properties unless the sale significantly alters the relationship between capitalized costs and estimated proved oil reserves attributable to a cost center.

Depletion of proved oil properties is computed on the unit-of-production method, whereby capitalized costs, as adjusted for future development costs and asset retirement obligations, net of salvage, are amortized over the total estimated proved reserves.

1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes

Income taxes are accounted for under the asset and liability method in accordance with Accounting Standards Codification (“ASC”) 740-10.  Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards.  Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  The Company provides valuation allowances against the net deferred tax asset for amounts that are not considered more likely than not to be realized.

 A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur.  The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination.  For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit.  In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that is probably that taxable profit will be available against which deductible temporary differences can be utilized.  Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled.  Deferred tax is charged or credited in the profit or loss, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity.  Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax asset and liabilities on a net basis.  As of December 31, 2010 and 2009, the Company’s deferred tax liabilities amounted to $103,192 and $nil, respectively.

Value-added tax (“VAT”)

Sales revenue represents the invoiced value of oil, net of a value-added tax. All of the Company’s oil that is sold in the PRC is subject to a Chinese VAT at a rate of 3% on the gross sales price. The Company records its VAT payable in the financial statements.

Long-lived asset

Long-lived assets held and used by the Company are reviewed for impairment annually in the fourth quarter or more frequently if events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, when undiscounted future cash flows will not be sufficient to recover an asset’s carrying amount, the asset is written down to its fair value. The long-lived assets of the Company, which are subject to evaluation, consist of oil properties and fixed assets.

1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and concentration of risk

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents for statement of cash flows purposes. Cash includes cash on hand and demand deposits in accounts maintained with state owned banks within the PRC.

The Company’s cash equivalents are exposed in concentration of credit risk. Balances at financial institutions or state owned banks within the PRC are not covered by insurance. As of December 31, 2010 and 2009, the Company had deposits not covered by insurance totaling $120 and $160, respectively. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

All of the Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial conditions and results of operations may be influenced by the political, economic and legal environments in that country, and by the general state of that country’s economy. The Company’s operations in the PRC are subject to the specific considerations and significant risks not typically associated with companies in the United States. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

During 2010 and 2009, all of the Company's assets were located in the PRC and all of the Company's revenue was derived from a customer located in the PRC.

Revenue recognition

Our oil production business records revenues from the sales of oil when delivery to customers has occurred and title has transferred.  This occurs when oil has been delivered to customer’s depot.

Pursuant to an oil lease agreement entered into on January 28, 2010  with twenty-five year terms (the “Oil Lease Agreement”), the Company is entitled to 75% of the Company’s oil production. The Company receives payment for the net physical volume of oil delivered. The Company only records revenue for the production that the Company is entitled to.

Foreign currency translation

The Company maintains its accounting records in its functional currency in Renminbi (“RMB”). All assets and liabilities accounts were translated at the exchange rate on the balance sheet date; shareholder's equity is translated at the historical rates and items in the statement of operations and statements of cash flows are translated at the average rate for the year/period.

Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of changes in shareholders’ equity. The resulting translation gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

The exchange rates used to translate amounts in RMB into US$ or $ for the purposes of preparing the financial statements were as follows:

1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign currency translation (continued)

	December 31, 2010	December 31, 2009
Balance sheet items, except for
paid-in capital and retained earnings (deficits),
as of year/period end	US$1= RMB 6.6118	US$1= RMB 6.8259

Amounts included in the statements of
operations and cash flows for the year/period	US$1= RMB 6.7696	US$1= RMB 6.8307

No presentation is made that RMB amounts have been, or would be, converted into US$ at the above rates. Although the Chinese government regulations now allow convertibility of RMB for current account transactions, significant restrictions still remain. Hence, such translations should not be construed as representation that the RMB could be converted into US$ at that rate or any other rate.

The value of RMB against US$ and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions, any significant revaluation of RMB may materially affect the Company’s financial condition in terms of US$ reporting.

Comprehensive income

The foreign currency translation gain or loss resulting from the translation of the financial statements expressed in RMB to US$ is reported as other comprehensive income in the statements of operations and shareholders’ equity. Foreign currency translation gains recorded in comprehensive income for the year/period ended December 31, 2010 and 2009 were $13,765 and $250, respectively.

Environmental costs

The PRC has adopted extensive environmental laws and regulations that affect the operations of the oil and gas industry. The outcome of environmental liabilities under proposed or future environmental legislation cannot be reasonably estimated at present, and could be material. Under existing legislation, however, management believes that there are no probable liabilities that will have a material adverse effect on the financial position of the Company. Hence no reserves have been set up for environmental costs.

Asset retirement obligation

ASC 410-20 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred with a corresponding increase in the carrying amount of the related long-lived asset. Subsequent to initial measurement, the asset retirement, the asset retirement liability is required to be accreted each period to its present value. Capitalized costs are depleted as a component of the full cost pool using the units-of-production method. As of December 31, 2010, we had only three exploratory wells and we estimate the related asset retirement obligation be minimal; hence no asset retirement liability had been accrued.

1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2010-03 - Extractive Activities- Oil and Gas Reserve Estimation and Disclosures (“ASU 2010-03”).  This ASU amends the “Extractive Industries- Oil and Gas” topic of the Codification to align the Oil and Gas reserve estimation and disclosure requirements in this Topic with the SEC Release No. 33-8995, “Modernization of Oil and Gas Reporting Requirements (the Final Rule)”. The amendments are effective for annual reporting periods ending on or after December 31, 2009, and the adoption of these provisions on December 31, 2009 did not have a material impact on  financial statements.

In February 2010, FASB issued ASU 2010-09 Subsequent Events (Topic 855) Amendments to Certain Recognition and Disclosure Requirements (“ASU 2010-09”). ASU 2010-09 amends disclosure requirements within Subtopic 855-10. An entity that is an SEC filer is not required to disclose the date through which subsequent events have been evaluated. This change alleviates potential conflicts between Subtopic 855-10 and the SEC’s requirements. ASU 2010-09 is effective for interim and annual periods ending after June 15, 2010. The Company does not expect the adoption of ASU 2010-09 to have a material impact on its results of operations or financial position.

In August 2010, the FASB issued ASU 2010-21, Accounting for Technical Amendments to Various SEC Rules and Schedules. Amendments to SEC Paragraphs Pursuant to Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies. ASU 2010-21 amends various SEC paragraphs pursuant to the issuance of Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies. The Company expects the adoption of ASU 2010-21 will not have a material impact on the Company’s results of operations or financial position.

 In August 2010, the FASB issued ASU 2010-22, Accounting for Various Topics-Technical Corrections to SEC paragraphs (SEC Update). ASU 2010-22 amends various SEC paragraphs based on external comments received and the issuance of Staff Accounting Bulletin (“SAB”) 112, which amends or rescinds portions of certain SAB topics. The Company expects the adoption of ASU 2010-22 will not have a material impact on the Company’s results of operations or financial position.

2.   OTHER RECEIVALBES

Other receivables as of December 31, 2010 and 2009 consist of the following:

	2010	2009

Advances to staff for daily operation	$-	$262,100

3.   OIL PROPERTIES

The following is a summary of oil properties as of December 31, 2010 and 2009:

	2010	2009

Oil properties, proved	$3,411,102	$-
Oil properties, unproved – Exploration rights	8,035,144	5,303
Less: Accumulated depreciation, depletion and amortization	(62,508)	-

	$11,383,738	$5,303

Depreciation, depletion and amortization expense for the year/period ended December 31, 2010 and 2009 were $61,015 and $nil, respectively.

4.   FIXED ASSETS

The following is a summary of fixed assets as of December 31, 2010 and 2009:

	2010	2009

Furniture, fixtures and equipment	$9,993	$9,679
Motor vehicles	26,922	26,077
Less: Accumulated depreciation, depletion and amortization	(11,817)	(2,955)

	$25,098	$32,801

Depreciation expense for the year/period ended December 31, 2010 and 2009 were $8,563 and $2,988, respectively.

5.   ACCOUNTS PAYABLE

The Company’s accounts payable consist primarily of amounts due to oil well drilling service contractors.  Our well drilling contractors provide us with payment terms for their services that require 30% of the estimated well drilling contract cost to be paid at the time of signing service contract, and 60% of the actual well drilling cost at the time of providing the service and the final 10% retention money to be paid six months after the completion of drilling services.

6.   COMMITMENTS AND CONTINGENCIES

(A)       Employee benefits

The full time employees of the Company are entitled to employee benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a Chinese government mandated multi-employer defined contribution plan. The Company is required to accrue for those benefits based on certain percentages of the employees’ salaries and make contributions to the plans out of the amounts accrued for medical and pension benefits. The Chinese government is responsible for the medical benefits and the pension liability to be paid to these employees. The Company accrued $12,574 and $16,739 for the year/period ended December 31, 2010 and 2009, respectively. However, the Company had not paid any social security contribution during 2010 and 2009.  The Company did not accrue the compensated absences for the year/period ended December 31, 2010 and 2009 respectively.

(B)      Commitments

The Company has an oil exploration agreement with Sunite Right Banner Jianyuan Mining Co., Ltd. (“Jianyuan”) for its Durimu oil field in the Inner Mongolia Province of the PRC. The agreement requires minimum yearly investments in oil resources exploration of $1,512,447 (RMB10,000,000) through 2035. As of December 31, 2010, the Company had outstanding commitments with respect to the above commitment, which are due as follows:

Future required minimum payments
2011	$1,512,447
2012	1,512,447
2013	1,512,447
2014	1,512,447
2015	1,512,447
Thereafter	28,736,501

Total	$36,298,736

Additionally, the Company has an oil exploration agreement with Jianyuan for the usage of oil exploration rights for its Durimu oil field through 2035. Under the agreement, the Company must make specified minimum payments yearly of $52,827 (RMB349,280). As of December 31, 2010, the Company had outstanding commitments with respect to the above commitment, which are due as follows:

Future required minimum payments
2011	$-
2012	52,827
2013	52,827
2014	52,827
2015	52,827
Thereafter	1,003,709

Total	$1,215,017

Commitments for capital expenditures were approximately $37,513,753 as of December 31, 2010 related to oil field development and future work commitments in the Durimu oil field. As of December 31, 2010, the Company has no other capital commitments.

7.   INCOME TAX

The Company was incorporated in the PRC and is subject to the PRC Corporate Income Tax (“CIT”) which is computed according to the relevant laws and regulations in the PRC. The application tax rate has been 25% for the year/period ended December 31, 2010 and 2009.

The reconciliation of income taxes computed at the CIT rates to total income tax expenses for the year/period ended December 31, 2010 and 2009 is as follows:

	2010	2009

Income (loss) before income taxes	$292,444	$(155,644)

Computed at CIT rate of 25%	73,111	(38,911)
Tax loss not recognized	-	38,911
Change in valuation allowance	30,557	-
Other	(2,881)	-

Income tax expenses	$100,787	$-

Deferred income tax for 2010 reflect the effect of temporary differences between amounts of assets, liabilities and equity for financial reporting purpose and the base of such assets, liabilities, and equity as measured by tax laws.

The tax effects of temporary differences that give rise to the Company’s net tax liabilities as of December 31, 2010, are as follows:

	2010	2009
Deferred tax liabilities:
Depreciation, depletion and amortization of oil properties	$103,192	$-
Tax loss carried forward	(30,557)	-
Valuation allowance	30,557	-

	$103,192	$-

8. RELATED PARTY BALANCES

As of December 31, 2010, the Company owed a shareholder $10,416,444, which is unsecured, interest-free and repayable on demand. As a condition to the closing of the Shengyuan Acquisition (see Note 9), this shareholder fully and unconditionally waived all repayment of this amount.

9.  SUBSEQUENT EVENTS

The Company has evaluated subsequent events that have occurred through the issuance date of this financial statement in accordance with ASC 855-10.

On January 19, 2011, Songyuan North East Oil Technical Services Co., Ltd, (“Songyuan Technical”) , entered into a share transfer agreement with the shareholders of the Company (the “Shareholders”) to acquire the entire equity interests of the Company (“Share Transfer Agreement”). In addition, on January 19, 2011, China North East Petroleum Holdings Limited (“NEP”), the parent company of Songyuan Technical, entered into a Share Issuance Agreement with the Shareholders and Bellini Holdings Management Ltd. ("Bellini"), a company organized and owned by the Shareholders (the “Share Issuance Agreement”).

The total purchase price is valued at approximately $43.4 million consisting of RMB70 million (approximately US$10.6 million) in cash and 5,800,000 shares of NEP's common stock (the “Acquisition Shares”).  The Acquisition Shares will be issued pursuant to the Share Issuance Agreement.

The cash consideration will be paid to the Shareholders  at closing.  Bellini is an entity fully controlled by the Shareholders and designated by the Shareholders to receive the Acquisition Shares.

Completion of the Acquisition is subject to certain terms and closing conditions set forth in the Share Transfer Agreement and the Share Issuance Agreement, including that the Company obtains approval of the transfer of the Shareholders’ equity interest in the Company to Songyuan Technical from all relevant governmental authorities, and other customary closing conditions.

In addition, the completion of the Acquisition is subject to the waiver of all rights to repayment of the amounts due to a shareholder in the amount of $10,416,444 described in Note 8 above.